Exhibit 31.03
Certification
I, Enrique Salem, certify that:
     1. I have reviewed this Form 10-K/A of Symantec Corporation; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Enrique Salem
Enrique Salem
President and Chief Executive Officer

Date: July 29, 2011